Rule 424 (b)
File N.333-81786

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents thirty (30) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR H SHARES OF
THE PAR VALUE OF RMB 1.00 EACH
OF
ZHEJIANG EXPRESSWAY CO., LTD.
(INCORPORATED UNDER THE LAWS
OF
THE PEOPLES REPUBLIC OF CHINA)
Overstamp: Effective June 30, 2010, each
American Depositary Share represents
ten (10) ordinary shares.
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
________, or registered assigns IS THE
OWNER
OF_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited H shares, par value
RMB 1.00 (herein called Shares), of
Zhejiang Expressway Co., Ltd., incorporated under the laws of The Peoples Republic of China (herein called the Company). At the date hereof, each American Depositary
Share represents thirty (30) Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Hong Kong office of The
Hong Kong and Shanghai Banking
Corporation Limited (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of February 14, 2002
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      The Owner of this Receipt agrees
that, by accepting this Receipt, such Owner
shall hold such Receipt subject to, and with
the obligations of, the provisions hereof and
of the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt and
payment of all taxes and governmental
charges payable in connection with such
surrender and withdrawal of Deposited
Securities, and subject to the terms and
conditions of the Deposit Agreement,
applicable law and the Deposited Securities,
the Owner hereof or on behalf on the
Beneficial Owner is entitled to delivery, as
promptly as practicable, to him or upon his
order, of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) Shares in the
name of the Owner hereof or as ordered by
him or certificates of Shares properly
endorsed or accompanied by proper
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof. Notwithstanding
anything to the contrary in the Deposit
Agreement or the Receipts, Owners shall be
entitled to surrender outstanding Receipts
and withdraw Deposited Securities subject
only to (i) temporary delays caused by
closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registerable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and duly stamped as may be
required by the laws of the State of New
York and of the United States and funds
sufficient to pay any applicable transfer
taxes and the fees and expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt
subject to the terms of the Deposit
Agreement, may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities or the adjustment of the
Depositarys records to reflect the deposit of
Shares or any such transfer, split-up,
combination, surrender or withdrawal, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any laws or
governmental regulations relating to
Receipts or American Depositary Shares or
to the withdrawal of Deposited Securities
and other regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, this Article 3.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or deposit of Shares may be
refused or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer, split-up or
combination of outstanding Receipts or the
surrender of outstanding Receipts generally
or in particular instances may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or any
securities exchange on which such Receipts
or Shares are listed, or under any provision
of the Deposit Agreement or this Receipt, or
for any other reason, subject to the
provisions of Section 7.08 of the Deposit
Agreement.  Notwithstanding anything to
the contrary in the Deposit Agreement or
this Receipt, Owners shall be entitled to
surrender outstanding Receipts and
withdraw Deposited Securities subject only
to (i) temporary delays caused by closing the
transfer books of the Depositary or the
Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Restricted
Securities (including without limitation any
Shares bearing a legend indicating they are
Restricted Securities or any Shares
deposited by a person identified to the
Depositary by the Company as an affiliate of
the Company), unless a registration
statement is in effect as to such Shares or to
the extent the Depositary has received
written instructions with respect thereto
from the Company that any Shares the
deposit of which would violate any
applicable law or the Companys Articles of
Association.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge or brokerage, stock
exchange or central depositary fee shall be
payable by the Owner or Beneficial Owner
hereof to the Depositary.  The Depositary
may refuse to effect registration of any
transfer of this Receipt (or any split-up or
combination thereof) or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions in respect of any Deposited
Securities, or may sell for the account of the
Owner or Beneficial Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner or Beneficial Owner hereof shall
remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, non-
assessable, and free of any preemptive rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, legal
or beneficial ownership of Receipts or
Deposited Securities, the identity of any
person legally or beneficially interested in
the Receipt and the nature of such interests,
or compliance with all applicable laws and
regulations and provisions of or governing
Deposited Securities and the terms of the
Deposit Agreement, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper or as the Company may reasonably
require by written request to the Depositary.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  The Depositary shall
advise the Company of the availability of
any such proofs, certificates or other
information and shall provide copies thereof
to the Company as promptly as practicable
upon written request by the Company,
unless such disclosure is prohibited by law.
No Share shall be accepted for deposit
unless accompanied by evidence reasonably
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in The Peoples Republic
of China, which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar or relevant central
depositary and such brokerage and stock
exchange fees and commissions, in each
case, applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of Foreign Currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.05 or 6.02 of
the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to Sections 4.01 through 4.04
of the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services , which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) if a
fee was charged pursuant to clause (6) above
during that calendar year and (9) any other
charge payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners of record
as of the date or dates set by the Depositary
in accordance with Section 4.06 of the
Deposit Agreement and shall be collected at
the sole discretion of the Depositary by
billing such Owners for such charge or by
deducting such charge from one or more
cash dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably  appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by a proper instrument or
instruments of transfer and transferred in
accordance with the terms of this Deposit
Agreement, is transferable by delivery with
the same effect as in the case of a negotiable
instrument under the laws of the State of
New York, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and if a
Registrar for the Receipts shall have been
appointed and such Receipts are
countersigned by the manual signature of a
duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Company shall have the right to
inspect transfer and registration records of
the Depositary during the Depositarys
normal business hours, take copies thereof
and require the Depositary, the Registrar and
any co-transfer agents or co-registrars to
supply copies of such portions of such
records as the Company may reasonably
request.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, as promptly as practicable after receipt
thereof, if at the time of receipt thereof any
amounts received in a Foreign Currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will, as
promptly as practicable, distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will,
after Consultation with the Company to the
extent practicable cause the securities or
property received by it to be distributed to
the Owners entitled thereto, after deduction
or upon payment of any fees and expenses
of the Depositary or any taxes or other
governmental charges, in proportion to the
number of American Depositary Shares
representing such Deposited Securities
evidenced by Receipts held by them,
respectively, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such Securities must be registered under
the Securities Act of 1933 in order to be
distributed to Owners or Beneficial Owners
hereof) the Depositary reasonable deems
such distribution not to be feasible, the
Depositary may, after Consultation with the
Company, adopt such method as it may
reasonable deem equitable and practicable
for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash; provided
however, that no such distribution to
Owners pursuant to Section 4.02 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, after Consultation with
the Company to the extent practicable,
distribute to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
The Depositary may withhold any such
distribution of Receipts if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act of 1933
or is exempt from registration under the
provisions of such Act.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement; provided
however, that no distribution to Owners
pursuant to Section 4.03 of the Deposit
Agreement shall be unreasonably delayed by
any action of the Depositary.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.  The Depositary shall, as
promptly as practicable, distribute any
unsold balance of such property in
accordance with the provisions of this
Receipt and the Deposit Agreement.  The
Depositary shall forward to the Company or
its agent such information from its records
as the Company may request to enable the
Company or its agent to file necessary
reports with governmental authorities or
agencies.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after Consultation with the Company to the
extent practicable, have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and, as promptly as practicable,
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines in its reasonable discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may, and at
the request of the Company shall, distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it reasonably deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner,
as promptly as practicable, upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, as promptly as practicable, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article 13, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell, subject to all
applicable legal requirements, the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  Such proceeds shall be
distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests the distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
U.S. counsel for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration.  Notwithstanding any
other provision of the Deposit Agreement,
nothing in this Receipt or the Deposit
Agreement shall create, or be construed to
create, any obligation on the part of the
Company to file a registration statement
with respect to any rights or underlying
securities or to endeavor to have such a
registration statement declared effective
under the Securities Act of 1933.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, as promptly as practicable, by
sale or in any other manner that it may
determine, such Foreign Currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments, as applicable,  upon surrender
thereof for cancellation in whole or in part
depending upon the terms of such warrants
or other instruments.  Such distribution may
be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the reasonable opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the Foreign
Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its reasonable discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient with the giving of any notice,
solicitation of any consent or any other
matters, the Depositary shall fix a record
date which shall be the same date as the
record date, if any, established by the
Company for such purpose or, if different,
as close thereto as practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, to give or
withhold such consent, or to receive such
notice or solicitation or to otherwise take
action, or (iii) who shall be responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Notwithstanding anything to the
contrary herein, voting rights may be
exercised by the Owners or instructions as to
the exercise of voting rights may be given
by the Owners to the Depositary only with
respect to Shares and not with respect to any
warrants or any other type of rights to
receive any Shares of the Company.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners as
of the close of business on a specified record
date (the Voting Owners) will be entitled,
subject to any applicable provision of The
Peoples Republic of China law and of the
Articles of Association of the Company, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares evidenced by
their respective Receipts and (c) a statement
as to the manner in which such instructions
may be given, including an express
indication that instructions may be given (or,
if the Depositary does not receive
instructions from the Owner on or before the
date established by the Depositary for such
purpose, will be deemed to have been given
as described below) to the Depositary to
grant a discretionary proxy with respect to
such Shares or other Deposited Securities to
a person designated by the Company.  Upon
the written request of an Owner on such
record date, received on or before the date
established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request, including any
instruction to grant a discretionary proxy to
a person designated by the Company.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities other
than in accordance with such instructions,
except that, if after complying with the
procedures described in this Section, the
Depositary does not receive instructions
from the Owner of a Receipt on or before
the date established by the Depositary for
such purpose, the Depositary will be deemed
to have been instructed to grant, and will
grant, a discretionary proxy for the Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt to a person designated by
the Company provided, that no such proxy
shall be given with respect to any matter as
to which the Company informs the
Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, and
shall if the Company so requests, execute
and deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States,
The Peoples Republic of China (including
Hong Kong) or any other country, or of any
other governmental or regulatory authority,
or by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company or any of their respective
directors, employees, agents or affiliates
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed;
nor shall the Depositary or the Company or
any of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is  provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary nor any of their
respective directors, employees, agents or
affiliates assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners
of Receipts, except that the Company and
the Depositary agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, employees, agents or affiliates
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Beneficial Owner of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary, the
Custodian and the Company and each of
their respective directors, officers,
employees, agents and affiliates may rely
and shall be protected in acting upon any
written notice, request, direction or other
document reasonably believed by it to be
genuine and to have been signed or
presented by the proper party or parties
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates
and any Custodian against, and hold each of
them harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of any registration with the
Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of any of
them, or (ii) by the Company or any of its
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of any of
them, or (iii) by the Company or any of its
directors, employees, agents and affiliates,
except to the extent that such liability or
expense arises out of information relating to
the Depositary or the Custodian, as
applicable, furnished in writing to the
Company by the Depositary, as applicable,
expressly for use in any registration
statement, proxy statement, prospectus (or
placement memorandum) or preliminary
prospectus (or preliminary placement
memorandum) relating to the Receipts or the
American Depositary Shares represented
thereby and not materially altered.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a Pre-Release (as defined
in Section 2.09 of the Deposit Agreement)
of a Receipt or Receipts in accordance with
Section 2.09 and which would not otherwise
have arisen had such Receipt or Receipts not
been the subject of a Pre-Release pursuant to
Section 2.09 of the Deposit Agreement;
provided, however, that the indemnities
provided in the preceding paragraph shall
apply to any such liability or expense (i) to
the extent that such liability or expense
would have arisen had a Receipt or Receipts
not been the subject of a Pre-Release, or (ii)
which may arise out of any misstatement or
alleged misstatement or omission or alleged
omission in any registration statement,
proxy statement, prospectus (or placement
memorandum), or preliminary prospectus
(or preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (a)
information relating to the Depositary or any
Custodian (other than the Company), as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (b) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.
      The Depositary agrees to indemnify
the Company, its directors, employees,
agents and affiliates and hold them harmless
from any liability or expense (including, but
not limited to, reasonable fees and expenses
of counsel), which may arise out of acts
performed or omitted by the Depositary or
its Custodian or their respective directors,
employees, agents and affiliates due to their
negligence or bad faith.
      If an action, proceeding (including,
but not limited to, any governmental
investigation), claim or dispute (collectively,
a Proceeding) in respect of which indemnity
may be sought by either party is brought or
asserted against the other party, the party
seeking indemnification (the Indemnitee)
shall promptly (and in no event more than
ten (10) days after receipt of notice of such
Proceeding) notify the party obligated to
provide such indemnification (the
Indemnitor) of such Proceeding.  The failure
of the Indemnitee to so notify the
Indemnitor shall not impair the Indemnitees
ability to seek indemnification from the
Indemnitor (but only for costs, expenses and
liabilities incurred after such notice) unless
such failure adversely affects the
Indemnitors ability to adequately oppose or
defend such Proceeding.  Upon receipt of
such notice from the Indemnitee, the
Indemnitor shall be entitled to participate in
such Proceeding and, to the extent that it
shall so desire and provided no conflict of
interest exists as specified in subparagraph
(b) below or there are no other defenses
available to Indemnitee as specified in
subparagraph (d) below, to assume the
defense thereof with counsel reasonably
satisfactory to the Indemnitee (in which case
all attorneys fees and expenses shall be
borne by the Indemnitor and the Indemnitor
shall in good faith defend the Indemnitee).
The Indemnitee shall have the right to
employ separate counsel in any such
Proceeding and to participate in the defense
thereof, but the fees and expenses of such
counsel shall be borne by the Indemnitee
unless (a) the Indemnitor agrees in writing
to pay such fees and expenses, (b) the
Indemnitee shall have reasonably and in
good faith concluded that there is a conflict
of interest between the Indemnitor and the
Indemnitee in the conduct of the defense of
such action, (c) the Indemnitor fails, within
ten (10) days prior to the date the first
response or appearance is required to be
made in such Proceeding, to assume the
defense of such Proceeding with counsel
reasonably satisfactory to the Indemnitee or
(d) there are legal defenses available to
Indemnitee that are different from or are in
addition to those available to the Indemnitor.
No compromise or settlement of such
Proceeding may be effected by either party
without the other partys consent unless (i)
there is no finding or admission of any
violation of law and no effect on any other
claims that may be made against such other
party and (ii) the sole relief provided is
monetary damages that are paid in full by
the party seeking the settlement.  Neither
party shall have any liability with respect to
any compromise or settlement effected
without its consent, which shall not be
unreasonably withheld.  The Indemnitor
shall have no obligation to indemnify and
hold harmless the Indemnitee from any loss,
expense or liability incurred by the
Indemnitee as a result of a default judgment
entered against the Indemnitee unless such
judgment was entered after the Indemnitor
agreed, in writing, to assume the defense of
such Proceeding.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company pursuant
to Section 6.02 of the Deposit Agreement,
such resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
thereinafter provided.
      The Depositary may at any time be
removed by the Company by 90 days prior
written notice of such removal, to become
effective upon the later of (i) the 90th day
after delivery of the notice to the Depositary
and (ii) the appointment of a successor
depositary and its acceptance of such
appointment as hereinafter provided.
      In case at any time the Depositary
shall resign or be removed, the Company
shall use its reasonable best efforts to
appoint a successor depositary, which shall
be a bank or trust company having an office
in the Borough of Manhattan, The City of
New York.  Every successor depositary shall
execute and deliver to its predecessor and to
the Company an instrument in writing
accepting its appointment thereunder, and
thereupon such successor depositary,
without any further act or deed, shall
become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, such predecessor shall execute
and deliver an instrument transferring to
such successor all rights and powers of such
predecessor under the Deposit Agreement,
shall duly assign, transfer and deliver all
right, title and interest in the Deposited
Securities and any proxies relating thereto to
such successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.
      Whenever the Depositary in its
reasonable discretion determines that it is in
the best interest of the Owners of Receipts to
do so, it may appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt
or by continuing to own a beneficial interest
in a Receipt, as the case may be, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Company and to the
Owners of all Receipts then outstanding at
least 30 days prior to the date fixed in such
notice for such termination.  The Depositary
may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners
of all Receipts then outstanding if at any
time 90 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges or brokerage, stock
exchange charges, be entitled to delivery, to
him or upon his order, of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends and
other distributions to the Owners thereof,
and shall not give any further notices or
perform any further acts under the Deposit
Agreement, except that the Depositary shall
continue to collect dividends and other
distributions pertaining to Deposited
Securities, shall sell rights and other
property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
22.	ARBITRATION; WAIVER OF
IMMUNITIES.
      The Deposit Agreement provides
that any controversy, claim or cause of
action brought by any party to the Deposit
Agreement against the Company arising out
of or relating to the Deposit Agreement, or
the breach thereof, shall be settled by
arbitration in accordance with the
International Arbitration Rules of the
American Arbitration Association, and that
judgment upon the award rendered by the
arbitrators may be entered in any court
having jurisdiction thereof; provided,
however, that in the event of any third-party
litigation to which the Depositary is a party
and to which the Company may properly be
joined, the Company may be so joined in
any court in which such litigation is
proceeding; and provided, further, that any
such controversy, claim, cause of action, or
other dispute brought by a party to the
Deposit Agreement against the Company
relating to or based upon the provisions of
the Federal securities laws of the United
States or the rules and regulations
promulgated thereunder may, but need not,
be submitted to arbitration as provided in the
Deposit Agreement.  The Deposit
Agreement further provides that any
controversy, claim or cause of action arising
out of or relating to the Deposit Agreement
not subject to arbitration under the Deposit
Agreement shall be litigated in the Federal
and state courts in the Borough of
Manhattan, The City of New York and the
Company hereby submits to the personal
jurisdiction of the court in which such action
or proceeding is brought.
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
23.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information (a) as
to the capacity in which such Owners own
or owned American Depositary Shares, (b)
regarding the identity of any other persons
then or previously interested in such
American Depositary Shares and (c)
regarding the nature of such interest and
various other matters pursuant to applicable
law or the Articles of Association or other
such corporate document of the Company,
all as if such American Depositary Shares
were to the extent practicable the underlying
Shares.  Each Owner and Beneficial Owner
agrees to provide any information requested
by the Company or the Depositary pursuant
to this Section.  The Depositary agrees to
use reasonable efforts to comply with
written instructions received from the
Company requesting that the Depositary
forward any such requests to Owners or to
forward to the Company in a timely manner
any responses to such requests received by
the Depositary.
      Owners and Beneficial Owners will
be subject to the provisions of the Hong
Kong Securities (Disclosure of Interests)
Ordinance (the Ordinance) and any other
legislation or regulations of Hong Kong
from time to time in effect regarding the
disclosure of interests in Shares.  For the
purposes of this Article, the term interest
shall have the meaning ascribed thereto in
the Ordinance.  Under the Ordinance, an
Owner or Beneficial Owner has a duty to
notify the Company and the Hong Kong
Stock Exchange if such Owner or Beneficial
Owner becomes aware that its interest in
Shares (including its interest in Shares
represented by American Depositary Shares)
equals or exceeds 10% of the issued share
capital of the Company.  Such Owner or
Beneficial Owner will be required to further
notify the Company and the Hong Kong
Stock Exchange of certain changes in such
Owners or Beneficial Owners interest in the
Shares, or if such Owner or Beneficial
Owner ceases to have an interest in 10% or
more of the issued share capital of the
Company.  Under the Ordinance, the
Company has certain rights and duties to
make inquires to persons whom the
Company knows or has reasonable cause to
believe to be interested in the Shares
(including in Shares represented by
American Depositary Shares) concerning
such persons interest in the Shares.  In the
event that any person with whom the
Company has made such inquiry fails to
respond thereto, or provides false
information in response thereto, such person
may also be subject to sanctions and
criminal penalties.
      The Depositary agrees that it shall
use reasonable best efforts to assist the
Company in obtaining such information
with respect to American Depositary Shares;
provided that, nothing herein shall be
interpreted as obligating the Depositary to
provide or obtain any such information not
provided to the Depositary by such Owners
or Beneficial Owners or otherwise in the
possession of the Depositary.
24.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has
under the Deposit Agreement to permit the
withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
25.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York,
as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Deposit Agreement, and (ii) agrees that
service of process upon said authorized
agent shall be deemed in every respect
effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
26.	MAINTENANCE OF RECORDS.
The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05 of the Deposit
Agreement, substitute Receipts delivered under Section 2.07 thereof, and of cancelled or destroyed Receipts under Section 2.08 thereof, in keeping with procedures ordinarily followed by the laws or regulations governing the Depositar
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